EXHIBIT 10.4




                               GENERAL MILLS, INC.

                            EXECUTIVE INCENTIVE PLAN


                        As Amended Through June 24, 1996

                               GENERAL MILLS, INC.
                            EXECUTIVE INCENTIVE PLAN


                                     PART I

                               GENERAL PROVISIONS

A.    OBJECTIVE OF THE PLAN

      It is the intent of General Mills, Inc. (the "Company") to provide financial rewards to key executives in recognition of individual contributions to the success of the Company under the provisions of this Executive Incentive Plan (the "Plan").

      Participant awards shall be based on the comparative impact of the position to the overall corporate results as measured by the position level, salary of the participant, and the degree to which the individual contributes to division/subsidiary and corporate results.

B.    ELIGIBILITY

      Any active key management employee of the Company or any of its subsidiaries, including such members of the Board of Directors (the "Board") and the Chairman of the Board (the "Chairman") as are actively employed by the Company or its subsidiaries, shall be eligible to participate in the Plan. Eligibility shall not carry any rights to participation nor to any fixed awards under the Plan.

      Employees on a commission basis, those who are members of any other Company incentive compensation plan, except the Stock Option and Long-Term Incentive Plans of General Mills, Inc., and persons acting in a consulting capacity shall not be eligible.

C.    PARTICIPATION

      Within 90 days after the beginning of each fiscal year of the Company (the "Plan Year"), management shall recommend from those eligible a list of proposed participants in the Plan, and the Compensation Committee of the Board (the "Committee") shall determine the participants for the current
      Plan Year. Participants shall be those persons holding positions which most significantly affect operating results and provide the greatest opportunity to contribute to current earnings and the future success of the Company. During the year, by action of the Committee, other participants may be added because of promotion or for other reasons warranting their inclusion, or participants may be removed from active participation because of demotion or other reasons warranting their exclusion.


                                     PART II

                                BASE CASH AWARDS


The size of a participant's base cash incentive award ("Base Cash Award") under this Plan shall not exceed the amount determined by the following formula:

         (Eligible Base Salary Earnings) x (Target Incentive Percent) x
      (Individual Performance Rating) x (Corporate/Unit Composite Rating) =
                                (Base Cash Award)


A.    ELIGIBLE BASE SALARY EARNINGS

      The Eligible Base Salary Earnings is the total amount of regular base pay actually paid to a Plan participant during the portion of the year the participant is covered by the Plan. Within 90 days after the beginning of the Plan Year, the Committee shall establish in writing the maximum amount of Eligible Base Salary Earnings to be considered in computing Base Cash Awards for the Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer (the "Top Five Officers"). Base Cash Awards for the Top Five Officers shall be determined using the lesser of (1) the maximum amount or (2) actual Eligible Base Salary Earnings.

B.    TARGET INCENTIVE PERCENT

      The Target Incentive Percent for all participants other than the Top Five Officers shall be determined by the Senior Vice President, Personnel using the following guidelines:

      1. For participants in evaluated jobs, the Target Incentive Percent will be determined based on job level at the time participation in the Plan commences. Persons transferred to a higher or lower job level during a Plan Year will have their Target Incentive Percent revised as of the effective date of the change in position.

      2. For participants in unevaluated jobs, the Target Incentive Percent shall be established in a manner consistent with the Target Incentive Percent established for evaluated jobs.

      3. The Target Incentive Percent for the Top Five Officers shall be established in writing by the Committee within 90 days after the beginning of each Plan Year.

C.    INDIVIDUAL PERFORMANCE RATING

      Individual performance for the Plan Year will be determined as follows:

      1. At the beginning of each Plan Year, each participant will develop written objectives for the year which are directly related to specific job accountabilities.

      2. The individual objectives will be reviewed with each participant's manager for acceptance and will become the primary basis for establishing the Individual Performance Rating for the year. For the Chief Executive Officer, such objectives will be reviewed and approved by the Committee. Within 90 days after the beginning of each Plan Year, the Committee shall establish the maximum Individual Performance Rating for participants, which shall not exceed 1.50.

      3. Near the end of each Plan Year, each participant will submit to his or her manager, a Summary of Accomplishments related to individual performance during the year. Based on this information and other information related to individual performance or job accountabilities, the manager will assign an individual rating from the following range:


                          .0  -  .50        Unsatisfactory

                         .50  -  .90        Improvement Needed

                         .90  - 1.20        Satisfactory

                        1.20  - 1.40        Superior

                        1.40  - 1.50        Outstanding & Exceptional


D.    UNIT/CORPORATE PERFORMANCE RATING

      1.    Unit Rating

            Near the end of the Plan Year, each unit manager will submit to his or her superior, a Unit Achievement Summary, which outlines the performance of his or her respective unit during the Plan Year and relates directly to the annual program, the Company's long-range plans and other key operating objectives. This Unit Achievement Summary will be used, along with other information related to unit performance, in establishing a unit rating with a range of .0 (Unacceptable) to 1.8 (Outstanding and Exceptional).

      2.    Corporate Rating

            Within 90 days after the beginning of each Plan Year, the Committee shall establish, in writing, a rating schedule based upon the Company's growth in Earnings Per Share and the Company's Return on Capital for the Plan Year. Based on this schedule, the Committee will, at the end of each Plan Year, affirm the performance achieved and establish the corporate rating for the year.

      3.    Unit/Corporate Weightings

            The ratings established in 1. and 2. above shall be weighted based on job level according to the following guidelines:

                                                 Corporate        Unit
                                                  Portion        Portion

             Senior Corporate Officers             100%            N/A

             Operating General Managers             50%            50%
             and Corporate Staff Officers

             All Other Officers                     25%            75%

            Within 90 days after the beginning of each Plan Year, individual participants will be notified of any change in the specific unit/corporate weighting that would apply for the Plan Year.

E.    REVIEW AND APPROVAL OF RATINGS

      All individual and unit ratings will be determined by the participant's manager and reviewed and approved by one additional level of management. In addition, the Chief Executive Officer shall review and approve all ratings prior to their submission to the Committee.

      The final ratings and incentive award amounts shall be reviewed and approved by the Committee which shall have full authority and discretion to set all final Base Cash Awards. The Base Cash Award for the Top Five
      Officers cannot exceed the amount calculated in accordance with the corporate rating schedule, the maximum earnings and the Target Incentive Percent established by the Committee at the beginning of the Plan Year. The Committee may reduce, but not increase, any Base Cash Award for the Top Five Officers.

      All awards under this Plan for corporate officers and that portion of the award related to corporate performance of all other participants (including amounts attributable to stock matching under Part III) shall be subject to the 1933 Shareholder Resolution on Profit Sharing, as amended (the "1933 Resolution"). All other awards, if any, under this Plan shall be considered ordinary bonuses under the terms and conditions of the 1933 Resolution.


                                    PART III

                            STOCK MATCHING PROVISIONS

A.    ALTERNATIVES FOR PARTICIPATION IN STOCK MATCHING

      Subject to the provisions set forth below (the "Stock Matching Provisions"), participants under age 55 are eligible to receive additional incentive compensation in the form of common stock of General Mills, Inc. ("Common Stock") contributed by the Company ("Stock Matching"), and participants age 55 or over may elect to receive all or a portion of their additional incentive compensation in the form of Stock Matching and/or an "Additional Cash Award."

      1. Participants under age 55 as of the last day of the Plan Year are eligible to participate in the Stock Matching Provisions of the Plan by depositing shares of Common Stock with a Fair Market Value equal to 25% of their Base Cash Award.

      2. Participants age 55 or over as of the last day of the Plan Year may elect full, partial, or no participation in the Stock Matching Provisions according to the following schedule:

                                            Fair Market
                                          Value of Shares
                 Level of                 to be Deposited
             Stock Matching                 as % of Base      Additional
              Participation                 Cash Award        Cash Award
              -------------                 ----------        ----------

             Full Participation                 25%               0%

                                                15%               6%
             Partial Participation              10%               9%
                                                 5%              12%

             No Participation
             in Stock Matching                   0%              15%

     3. On or before the December 31 immediately preceding the end of the Plan Year, participants must notify the Company in writing of the applicable participation alternatives elected under the Stock Matching Provisions. Elections regarding Stock Matching participation are effective for the current Plan Year. Dividends may be paid to the participant or reinvested, at the election of the participant, under the Company's Automatic Dividend Reinvestment Plan.

     4. Notwithstanding the foregoing, in lieu of the award of Common Stock, the Committee may award units representing the right to receive Common Stock ("Restricted Stock Units"), or make other arrangements, not inconsistent with the intent of the Plan and subject to the limitations provided herein, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction, to employees of the Company who are subject to such laws and who are selected to be participants.

           Each participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable restricted period, one share of Common Stock for each Restricted Stock Unit awarded, and the Company shall issue to and register in the name of each such participant a certificate for that number of shares of Common Stock. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the participants; provided, however, that quarterly during the applicable restricted period for all Restricted Stock Units awarded hereunder, the Company shall pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock.

B.    PARTICIPATION IN STOCK MATCHING

      1. The Company shall notify each participant who participates in the Stock Matching Provisions of the maximum number of shares of Common Stock which they are permitted to deposit under the Plan, and participants may choose to deposit all or any portion of the number of shares so permitted to be deposited (the "Original Deposit"). Participants can make their Original Deposit at any time after they receive their Base Cash Award, but participants must deposit such shares with the Company (the "Agent") no later than the December 1 immediately following the end of the Plan Year.

      2. Any participant who dies, retires on or after age 65, elects early retirement after age 55, or is permanently disabled and unable to work as determined by the Corporate Medical Director,either during a Plan Year or prior to the final date for depositing the Original Deposit shares for such Plan Year(December 1), shall not be eligible to participate in the Stock Matching Provisions, but instead, such participant,or the participant's legal representative, shall receive an Additional Cash Award for the Plan Year in an amount equal to twenty-five percent (25%) of any Base Cash Award paid or payable for that Plan Year.

C.    DISTRIBUTIONS AND WITHDRAWALS

      1.    Restricted Stock

            As soon as practical following the Original Deposit by a participant, the Company shall match these shares and deposit with the Agent for the participant's account one share of Common Stock for each share of the Original Deposit. The shares deposited by the Company shall vest and be delivered to the participant fifty percent (50%) after year three and fifty percent (50%) after year six, provided the participant's Original Deposit has been left on deposit through the three-year and six-year periods and all other provisions of the Plan have been met (the "Restricted Stock").

      2.    Temporary Withdrawal for Option Exercise

            A participant may temporarily withdraw all or a portion of the shares on deposit for all Plan Years (other than Restricted Stock) in order to exercise Company stock options, subject to an equal number of shares of Common Stock being promptly redeposited with the Agent after such exercise.

      3.    Maximum Shares

            Subject to the provisions in III.C.4. hereof, and subject to the limitations contained in the 1933 Resolution, the maximum value, at the time of the award, of the shares for which Restricted Stock may be granted under the Plan in respect of any fiscal year is one and one quarter percent (1.25%) of the earnings before taxes on income (excluding extraordinary items) of the Company for such fiscal year; provided, however, that in no event shall such maximum value be greater than two and one-half percent (2.5%) of the amount, if any, by which such earnings exceed ten percent (10%) of total stockholders' equity of the Company as of the beginning of such fiscal year.

      4.    Share Adjustment

            In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of the number of shares of Common Stock subject to outstanding restricted stock awards under the Plan, provided that the number of shares of Common Stock subject to any award denominated in Common Stock shall always be a whole number. In any such event the Committee may also make such adjustment, upward or downward, in the number of shares of Common Stock to be deposited by the participants as shall appropriately reflect the effect of such transactions.

      5.    Share Price

            The value of the shares of Common Stock which are required for deposit shall be equal to one hundred percent (100%) of the Fair Market Value of the shares as of the first business day of June of such year of deposit. "Fair Market Value," for purposes of the Plan, shall equal the mean of the high and low price of the Common Stock on the New York Stock Exchange on such date.

D.    DEFINITION OF PLAN YEAR

      For stock matching purposes, the Plan Year shall be defined as the period beginning June 1 and ending May 31 of the following year.

E.    VESTING AND DELIVERY OF RESTRICTED STOCK

      1.    Three-Year Vesting

            The requirement for shares to be on deposit for three years shall be considered to have been fulfilled if such shares are left on deposit with the Agent until the first business day of June of the third year following the year of deposit for such Plan Year, on which date the three-year vesting shall occur (except as otherwise provided in Section F of Part III). Delivery of the shares will be made as soon as reasonably practicable after the end of the Plan Year.

      2.    Six-Year Vesting

            The six-year vesting requirement shall be considered to have been fulfilled as of the first business day of June, three years after the third-year vesting and delivery for the Plan Year, provided the Original Deposit has been left on deposit with the Agent until the first business day of June of the sixth-year following the year of deposit for such Plan Year, on which date the six-year vesting shall occur (except as otherwise provided in Section F of Part III). Delivery of the shares will be made as soon as reasonably practicable after the end of the Plan Year.

F.    RESTRICTED STOCK VESTING AND DELIVERY UNDER SPECIAL CONDITIONS

      1.    Normal Retirement, Late Retirement or Permanent Disability for Work

            Vesting and delivery of all Restricted Stock shall be made to a participant who retires on or after age 65 or who is permanently disabled and unable to work (as determined by the Corporate Medical Director) while a participant under the Plan.

      2.    Early Retirement

            (a) A participant taking early retirement (after age 55) may elect to leave stock on deposit until the participant reaches age 65, or, if earlier, the fulfillment of the three-year and/or six-year vesting requirements of Section E. of Part III.

            (b) When the participant attains age 65, if the participant has left the original stock on deposit, all Restricted Stock shall vest and be delivered, unless such Restricted Stock shall have vested and have been delivered at an earlier date pursuant to Section E. of Part III.

            (c) In the event that the participant elects to withdraw the Original Deposit from the account prior to age 65, and before the three-year or six-year vesting dates, the participant shall vest in a proportionate number of shares of such Restricted Stock. Such proportionate vesting shall be the percentage of the three-year or six-year period, as the case may be, which has already expired.

      3.    Death

            The heirs or estate of any participant who dies before the three-year or six-year vesting shall vest in a proportionate number of shares of Restricted Stock. Such proportionate vesting shall be the pro-rata share, based on full months, of the three-year or six-year period, as the case may be, which has already expired.

      4.    Voluntary Resignation

            No participant in a Plan Year who resigns voluntarily (unless for the convenience of the Company) shall vest in Restricted Stock.

      5.    Change of Control

            All Restricted Stock and Restricted Stock Units shall vest and be delivered to the participant if there is a Change of Control as provided in Part V.

G.    ASSIGNMENT OF PARTICIPANT'S ACCOUNTS

      Participants' interests in the Original Deposit or the Restricted Stock may not be sold, pledged, assigned or transferred in any manner, other than by will or the laws of descent and distribution, so long as such shares are held by the Agent, and any such sale, pledge, assignment or other transfer shall be null and void.


                                     PART IV

                  DEFERRAL OF PAYMENT OF CASH INCENTIVE AWARDS

A participant may elect to defer all or a portion of a Base Cash Award and any additional cash award received (collectively "Cash Award") during each calendar year from and after January 1, 1982 in accordance with the terms and conditions of the General Mills, Inc. Deferred Compensation Plan.

In order to defer all or a portion of the Cash Award for a particular calendar year, a participant must make a valid election by executing and filing a Deferral Election Form with the Company on or before the December 31 immediately preceding the end of the Plan Year. If a participant elects to defer all or a portion of the Cash Award for a particular year, the participant shall automatically become a participant in the General Mills, Inc. Deferred
Compensation Plan, and any amounts so deferred shall be subject to the provisions of such plan.


                                     PART V

                               PLAN ADMINISTRATION

This Plan shall be effective in each fiscal year of the Company and shall be administered by the Committee and the Committee shall have full authority to interpret the Plan. Such interpretations of the Committee shall be final and binding on all parties, including the participants, survivors of the participant, and the Company.

The Committee shall have the authority to delegate the duties and responsibilities of administering the Plan, maintaining records, issuing such rules and regulations as it deems appropriate, and making the payments hereunder to such employees or agents of the Company as it deems proper, but only to the extent such delegation does not adversely affect the ability of the Plan to comply with the conditions for exemption from Section 16 of the Securities Exchange Act of 1934 (or any successor provisions).

The Board, or if specifically delegated, its delegate, may amend, modify or terminate the Plan at any time, provided, however, that no such amendment, modification or termination shall adversely affect any accrued benefit under the Plan to which a participant, or the participant's beneficiary, is entitled prior to the date of such amendment or termination, unless the participant, or the participant's beneficiary, becomes entitled to an amount equal to the value of such benefit under another plan, program or practice adopted by the Company. Notwithstanding the above, no amendment, modification, or termination which would affect benefits accrued under this Plan prior to such amendment, modification or termination may occur after a Change of Control without the written consent of a majority of the participants determined as of the day before such Change of Control.

A Change of Control shall mean the occurrence of any of the following events:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

      (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (c) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which
            (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (d)   Approval  by  the   shareholders   of  the  Company  of  a  complete
            liquidation or dissolution of the Company.

Each participant shall deliver to the Company cash in an amount equal to all federal, state and local withholding taxes required to be collected by the Company in respect of the vesting of Restricted Stock, and until such payment is made, the Company may, in its discretion, retain all or a portion of the shares to be issued.

Notwithstanding the foregoing, to the extent permitted by law and pursuant to such rules as the Committee may adopt, a participant may authorize the Company to satisfy any such withholding requirement by directing the Company to withhold from any shares to be issued such number of shares as shall be sufficient to satisfy the withholding obligation.

Neither any benefit payable hereunder nor the right to receive any future benefit under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the laws of the State of Minnesota.

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